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                                  UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 12, 2006

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

----------------------------- --------------------------- ----------------------
          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)
----------------------------- --------------------------- ----------------------


                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT;

         The information set forth under Item 2.03 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.01.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT;

         On December 12, 2006, Amedia Networks, Inc. (the "Company") obtained additional short-term working capital loans (hereinafter, the "Additional Loans"; and together with any previous or subsequent loans obtained pursuant to the Offer (as hereinafter defined), the "Loans") in the gross amount of approximately $201,000 from certain previous investors in the Company.

         The Company disclosed in its current report on Form 8-K filed on October 24, 2006 (the "October 2006 8-K"), that it made an offer (the "Offer") to the purchasers of its Series A 7% Convertible Preferred Stock issued in August 2004 and its Series B 8% Convertible Preferred Stock issued in April-May 2005, and that loans in the aggregate principal amount of approximately $600,000 were advanced to the Company pursuant to the Offer. As disclosed in the October 2006 8-K, additional Loans could be made after the initial closing date of the Loans reported in the October 2006 8-K. Subsequent to the initial Loans disclosed in the October 2006 8-K, the Company obtained in November 2006, pursuant to the terms of the Offer, Loans in the gross amount of approximately $250,000. On November 30, 2006, the Company filed a Current Report on Form 8-K disclosing such Loans.

         The Additional Loans were made pursuant to the terms of the Offer.

         The Additional Loans are evidenced by the Company's promissory notes containing terms identified in the Company's October 2006 8-K. The Additional Loans were in all material respects and conditions identical to those disclosed in the October 2006 8-K.

         To date, the Company has received Loans in the gross amount of approximately $1,052,000 pursuant to the Offer. The Offer is in effect through December 31, 2006, and additional Loans, up to a cumulative maximum of $2,000,000, may be made through that date.

         The notes representing the Additional Loans have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act. The Company believes that the issuance of the foregoing securities was exempt from registration under Section 4(2) of the Act as transactions not involving a public offering.

         The foregoing description is qualified in its entirety by the Offer document attached as exhibits to the October 2006 8-K and incorporated by reference.


ITEM 8.01  OTHER EVENTS

         On December 5, 2006, Motorola Wireline Networks, Inc. ("Motorola"), a subsidiary of Motorola Inc., remitted to the Company $300,000 to defray engineering costs incurred by the Company in connection with the second major engineering milestone test specified in the Strategic Alliance Agreement entered into as of April 15, 2006 (the "Strategic Alliance Agreement") by the Company and Motorola. Under the Strategic Alliance Agreement, the Company and Motorola are jointly developing a family of IP Home gateways intended to provide expanded support for data, IPTV, High Definition TV, and Digital Video Recorders using Motorola's existing Multi-Service Access Platform for exclusive distribution by Motorola under the Motorola brand. On October 31, 2006, the Company filed a Current Report on Form 8-K discussing in further detail this milestone.

         From the Loan proceeds to date, the payment from Motorola discussed above as well as other payments from Motorola for gateway prototypes and the $100,000 loan from Mr. Juan Mendez, the Chairman of the Company's board of directors, that was advanced in November 2006, the details of which were disclosed in the Company's quarterly report on Form 10-QSB for the three months ended September 30, 2006, the Company has received approximately $1.6 million in working capital funds since October 23, 2006.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           DATED: DECEMBER 20, 2006

                                           /s/ Frank Galuppo
                                      ----------------------------------------
                                          FRANK GALUPPO
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER